UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2015 (December 4, 2015)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 10:30 a.m. (Eastern Time) on December 4, 2015, Prospect Capital Corporation (the “Company”) held its Annual Meeting of Stockholders at the Company’s offices at 10 East 40th Street, 42nd Floor, New York, New York 10016 (the “Annual Meeting”).  At the Annual Meeting, the Company’s common stockholders approved the first proposal found in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 10, 2015 (the “Proxy”) before the Annual Meeting was adjourned.  To afford additional time to solicit stockholder votes for the second proposal found in the Proxy, the Annual Meeting has been adjourned until Friday January 8, 2016, at the Company’s offices located at 10 East 40th Street, 42nd Floor, New York, NY 10016. The proposals are described in detail in the Proxy. As of September 10, 2015, the record date, 355,228,797 shares of common stock were eligible to vote, which included 6,560,763 shares owned by affiliates. The final voting results for Proposal 1 from the Annual Meeting were as follows:

Proposal 1.      The Company’s stockholders elected two directors of the Company. M. Grier Eliasek and Andrew C. Cooper will serve as Class II directors until the annual meeting of stockholders of the Company in 2018, in each case until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity.  The directors were re-elected pursuant to the voting results set forth below:

Name	For	Withheld	Broker Non-Votes
M. Grier Eliasek	178,677,637	32,758,225	0

Name	For	Withheld	Broker Non-Votes
Andrew C. Cooper	179,946,536	31,489,326	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Prospect Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ John F. Barry III
Name: John F. Barry III
Title: Chief Executive Officer
Date:  December 7, 2015

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